                                                                     EXHIBIT 4.8

                                 (Face of Note)

                        TRI-UNION DEVELOPMENT CORPORATION

            12.5% [SERIES A] [SERIES B] SENIOR SECURED NOTE DUE 2006

No.                                                            $
                                                                ---------------
                                                      CUSIP NO. [895728-AA-1](1)
                                                      CUSIP NO. [895728-AB-9](2)

         Tri-Union Development Corporation hereby promises to pay to __________ or registered assigns, the principal sum of ___________ Dollars ($__________) [, or such greater or lesser amount as may be endorsed on the Schedule of Exchange attached hereto,](3) in installments as provided on the reverse hereof.

                  Interest Payment Dates: June 1 and December 1

                      Record Dates: May 15 and November 15

                        TRI-UNION DEVELOPMENT CORPORATION


                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes referred to in the within-mentioned Indenture.

FIRSTAR BANK, NATIONAL ASSOCIATION,
 as Trustee


By:
   -------------------------------
     Authorized Signatory

Date of Authentication:
                       -----------------------------

---------
(1) This should be included only if the Note is issued to a Qualified Institutional Buyer.

(2) This should be included only if the Note is issued to an Institutional Accredited Investor.

(3)  This should be included only if the Note is issued in global form.

                                     A-1-1

                                 (Back of Note)

            12.5% [SERIES A] [SERIES B] SENIOR SECURED NOTES DUE 2006

         [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](4)


---------
(4) This paragraph should be included only if the Note is issued in global form.

                                     A-1-2

                  FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS NOTE BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION, INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY, WILL BE MADE AVAILABLE TO THE HOLDERS UPON REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT (713) 627-9277.

                  [THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT. THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT REGISTRATION), AFTER THE LATER OF THE DATE OF ORIGINAL ISSUE AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WERE THE OWNER OF THE SECURITY EVIDENCED HEREBY (OR ANY PREDECESSOR THEREOF) (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL INVESTOR THAT IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (4) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (5) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (6) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE

                                     A-1-3

         COMPANY SO REQUESTS), OR (7) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.](5)

         1. INTEREST. Tri-Union Development Corporation, a Texas corporation (the "Company"), promises to pay interest on the unpaid principal amount of this Note at 12.5% per annum from June 18, 2001 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2001, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. INSTALLMENT PAYMENTS. Principal on the Notes will be payable in installments beginning on June 1, 2002 as set forth in the table below, together with accrued and unpaid interest thereon, and Liquidated Damages, if any, to the applicable payment date. All installment payments prior to the Stated Maturity of the Notes will be made on a pro rata basis.

---------

(5) This paragraph should be removed upon the exchange of Series A Notes for Series B Notes in an Exchange Offer or upon the transfer of the Series A Notes that have been sold pursuant to the terms of the shelf registration contemplated by a Registration Rights Agreement.

                                     A-1-4

                    DATE                      AMOUNT
                ------------        -----------------------------
                June 1, 2002        The greater of:
                                    (a) $20,000,000 and (b) 15.3% of the aggregate
                                    principal amount of the Notes originally issued
                                    (including any Tack-On Senior Secured Notes)

                June 1, 2003        The greater of:
                                    (a) $20,000,000 and (b) 15.3% of
                                    the aggregate principal amount of
                                    the Notes originally issued
                                    (including any Tack-On Senior
                                    Secured Notes) reduced by any
                                    installment payments made prior
                                    to the payment date

                June 1, 2004        The greater of:
                                    (a) $15,000,000 and (b) 11.5% of
                                    the aggregate principal amount of
                                    the Notes originally issued
                                    (including any Tack-On Senior
                                    Secured Notes) reduced by any
                                    installment payments made prior
                                    to the payment date

                June 1, 2006        The balance of all unpaid principal of
                                    the Notes.

         3. METHOD OF PAYMENT. The Company will pay the first three installments of principal and all interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the continental United States and at the specified offices of any other Paying Agent appointed by the Company for such purpose, or, at the option of the Company, payment may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or a Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The fourth and final installment of principal of the Notes shall be payable only upon surrender of any Note at the Corporate Trust Office of the Trustee or at the specified offices of any other Paying Agent.

         If the due date for payment of the fourth and final installment of principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

         4. PAYING AGENTS AND REGISTRARS. Initially, Firstar Bank, National Association, the Trustee under the Indenture, will act as Paying Agent at its agency in the Borough of Manhattan, New York, New York, and will act as Registrar at its Corporate Trust Office. The Company

                                     A-1-5
may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         5. INDENTURE. The Company issued the Notes under an Indenture dated as of June 18, 2001 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are senior secured obligations of the Company limited to $130,000,000 aggregate principal amount in the case of Notes issued on the Issue Date (as defined in the Indenture).

         6. OPTIONAL REDEMPTION.

         (a) At any time on or after June 1, 2004, the Company shall have the option to redeem the Notes, in whole or in part, at (i) a redemption price of 104% (expressed as a percentage of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the period beginning on June 1, 2004 and ending on May 31, 2005 and (ii) a redemption price of 100% (expressed as a percentage of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed on or after June 1, 2005.

         (b) Further, at any time and from time to time prior to June 1, 2003, the Company may redeem in the aggregate up to 30% of the then outstanding aggregate principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 112.5% (expressed as a percentage of principal amount) plus accrued and unpaid interest thereon and Liquidated Damages, if any, thereon, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the redemption occurs within 60 days after the consummation of such Equity Offering and at least 70% of the then outstanding aggregate principal amount of the Notes must remain outstanding after each such redemption.

         7. MANDATORY REDEMPTION.

         Except as set forth in paragraph 2 or 8 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         8. PUT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of each Holder's Notes, at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall give notice to each Holder and the Trustee describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                                     A-1-6

         (b) If the Parent Guarantor or a Restricted Subsidiary consummates any Asset Dispositions, within 270 days of each date on which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall either apply the Net Available Cash from such Asset Dispositions to an Investment or Investments in Additional Assets or Replacement Assets (as such terms are defined in the Indenture) or commence an offer to all Holders of Notes (an "Excess Proceeds Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to the Accreted Value of the Notes plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount that the Company is required to purchase, the Company shall cause to be applied to an Investment or Investments in Additional Assets or Replacement Assets (as such terms are defined in the Indenture) the remaining proceeds from such Asset Dispositions. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount that the Company is required to purchase, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders of Notes that are the subject of an offer to purchase will receive an Excess Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         (c) If the Parent Guarantor or a Restricted Subsidiary consummates any Major Asset Sale, within 270 days of such Major Asset Sale, the Company shall commence an offer to all Holders of Notes (a "Major Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of 50% of the gross proceeds from such Major Asset Sale at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to a Major Asset Sale Offer is less than the amount that the Company is required to purchase, the Company shall cause to be applied to an Investment or Investments in Additional Assets or Replacement Assets (as such terms are defined in the Indenture) the remaining gross proceeds from such Major Asset Sale. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount that the Company is required to purchase, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders of Notes that are the subject of an offer to purchase will receive a Major Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         (d) If the Parent Guarantor and the Restricted Subsidiaries have Excess Cash Flow of at least $1,000,000 following the end of each fiscal quarter commencing with the quarter ended June 30, 2004, the Company will make an offer to purchase the Notes at 100% of the aggregate principal amount thereof, plus accrued interest, if any, to the date of purchase; provided that the amount required to be paid by the Company to repurchase the Notes shall be limited to an amount equal to 50% of such Excess Cash Flow.

                                     A-1-7

         9. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         13. DEFAULTS AND REMEDIES. Events of Default occur if:

                  (a) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes, and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment of principal of or premium, if any, on any Note at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise when due;

                  (c) the Company, the Parent Guarantor or any Subsidiary Guarantor fails to comply with any of the provisions of Section 5.01 of the Indenture;

                                     A-1-8

                  (d) the Parent Guarantor or any Restricted Subsidiary fails to comply, after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding, with any of the applicable provisions under Sections 4.03, 4.07, 4.08, 4.09, 4.10 (other than a failure to purchase Notes), 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26 or 4.27 of
         the Indenture and such default continues for a period of 30 days;

                  (e) the Company, the Parent Guarantor or any Subsidiary Guarantor fails to comply with any other agreement in the Indenture, the Notes or any Security Document for 60 days after the Company receives written notice of such failure from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding;

                  (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor or any Restricted Subsidiary (or the payment of which is guaranteed by the Parent Guarantor or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $5,000,000; and provided, further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

                  (g) a judgment or decree for the payment of money in excess of $5,000,000 is rendered against the Parent Guarantor or any Restricted Subsidiary and such judgment decree is not paid or discharged for a period (during which execution shall not be effectively stayed, discharged or waived within 10 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding) of 60 days;

                  (h) the Guaranty Agreement or any Security Document ceases to be in full force and effect (other than in accordance with the terms of such Guaranty Agreement or Security Document) or the Parent Guarantor, the Company or a Subsidiary Guarantor denies or disaffirms its obligations under any Security Document to which it is a party or the Guaranty Agreement, as applicable, if such default continues for a period of 10 days after notice from the Trustee or any Holder to the Company; or

                  (i) the Parent Guarantor or any Restricted Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (i)      commences a voluntary case,

                                     A-1-9

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) generally is not paying its debts as they become due;

                  (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Parent Guarantor or any Restricted Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Parent Guarantor or any Restricted Subsidiary or for all or substantially all of the property of the Parent Guarantor or any Restricted Subsidiary; or

                           (iii) orders the liquidation of the Parent Guarantor or any Restricted Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (k) a material breach of the representations or warranties contained in any Security Document or in the Indenture or a material misstatement in any certification provided pursuant to any Security Document or the Indenture after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding occurs and such breach continues unremedied for a period of 30 days.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice to the Company, declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Parent Guarantor or any Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not pursue a remedy with respect to the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required

                                     A-1-10
upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         14. DEFEASANCE. The Notes are subject to legal and covenant defeasance upon the terms and conditions specified in Article 8 of the Indenture.

         15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         16. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, partner or shareholder or other owner of capital stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Parent Guarantee, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

         18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of even date with the Indenture, among the Company, the Guarantors and the Initial Purchaser named on the signature page thereof (the "Registration Rights Agreement").

         20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         21. SECURITY. The Notes are secured by a first Lien on the Collateral, subject to certain payment priorities and Permitted Liens as described in the Indenture and the Intercreditor Agreement.

         22. GUARANTEES. Payment of the principal of and interest on the Notes is guaranteed by Tribo Petroleum Corporation, Tribo Operating Company and certain future Restricted Subsidiaries pursuant to the Guaranty Agreement.

                                     A-1-11

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

                           Tri-Union Development Corporation
                           530 Lovett Boulevard
                           Houston, Texas 77006
                           Attention:  Chief Financial Officer




                                     A-1-12

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                 (Insert Assignee's Soc. Sec. or Tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or Type Assignee's Name, Address and Zip Code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
      ------------------------

                                  Your Signature:
                                                 -------------------------------
                                  (Sign exactly as your name appears on the face of this Note)

Signature
Guarantee:
          ----------------------------------------------------------------------
               (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                     A-1-13

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.15 or 4.19 of the Indenture, check the box below:

         [ ] Section 4.10         [ ] Section 4.15        [ ] Section 4.19

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, 4.15 or 4.19 of the Indenture, state the amount you elect to have purchased: $___________


Date:                             Your Signature:
      ------------------------                   -------------------------------
                                                 (Sign exactly as your name
                                                 appears on the face of this
                                                 Note)


                                  Soc. Sec. or Tax Identification No.:
                                                                      ----------


Signature
Guarantee:
          ----------------------------------------------------------------------
               (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                     A-1-14

                         SCHEDULE OF EXCHANGES OF NOTES(6)

THE FOLLOWING INSTALLMENT PAYMENTS, REDEMPTIONS, REPURCHASES OR EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER NOTES HAVE BEEN MADE:

                                                                Principal Amount of
                       Amount of decrease  Amount of increase      this Global Note         Signature of
 Date of Payment or       in Principal     in Principal Amount      following such           authorized
      Exchange           Amount of this    of this Global Note  decrease (or increase)   officer of Trustee
                           Global Note
-------------------    ------------------  -------------------  ----------------------   -------------------




----------
(6)  This should be included only if the Note is issued in global form.


                                     A-1-15